UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 17, 2009 (May 27, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry Into a Material Definitive Agreement.

On June 8, 2009, American Defense Systems, Inc. (the “Company”) entered into that certain waiver agreement (the “Waiver Agreement”) with the holders (the “Series A Holders”) of the Company’s Series A Preferred Convertible Preferred Stock (the “Series A Preferred”), pursuant to which the Company has agreed to waive the Blocker Provisions (as defined in the Waiver Agreement) in the certificate of designations for the Series A Preferred and the warrants held by the Series A Holders (the “Warrants”).  The Blocker Provisions prohibit each Series A Holder from converting its shares of Series A Preferred or exercising its Warrants if such Series A Holder (together with its affiliates) would be treated as beneficially owning more than 9.99% of the Company’s outstanding common stock immediately after such conversion or exercise.

On May 27, 2009, the Company, and A. J. Piscitelli & Associates, Inc. (“AJP”) and American Physical Security Group, LLC, each a wholly owned subsidiary of the Company (“APSG”, together with the Company and AJP, the “Borrowers”), and TD Bank, N.A. (the “Lender”) entered into that certain Amendment (the “First Amendment”) to the Forbearance Agreement, dated April 27, 2009, between the Lender and Borrowers (the “Forbearance Agreement”), pursuant to which  the Lender increased the Revolving Credit Cap (as such term is defined in the Forbearance Agreement) from $1,000,000 to $2,500,000.  The Forbearance Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2009.  Subsequently on June 15, 2009, the Borrowers and the Lender entered in to that certain Second Amendment to the Forbearance Agreement (the “Second Amendment”).  Pursuant to the Second Amendment, the parties have agreed to extend the Forbearance Period (as defined below) to the earlier to occur of the termination of the Forbearance Period as a result of any Forbearance Default (as such term is defined in the Forbearance Agreement) and July 15, 2009, which date was initially June 15, 2009 under the Forbearance Agreement (the “Forbearance Period”).

The descriptions of the terms of the Waiver Agreement, First Amendment and Second Amendment set forth herein are qualified in their entirety to the full text of such documents, which are filed as exhibits hereto.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

10.1	Waiver Agreement by and among American Defense Systems, Inc. and the stockholders parties thereto, dated June 8, 2009.

10.2	Amendment to Forbearance Agreement by and among the Company, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated May 27, 2009.

10.3	Second Amendment to Forbearance Agreement by and among the Company, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 17, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Waiver Agreement by and among American Defense Systems, Inc. and the stockholders parties thereto, dated June 8, 2009.

10.2	Amendment to Forbearance Agreement by and among the Company, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated May 27, 2009.

10.3	Second Amendment to Forbearance Agreement by and among the Company, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated June 15, 2009.